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                                                                    EXHIBIT 21.1


                        MARINE DRILLING COMPANIES, INC.

                         Subsidiaries and Partnerships

                               December 31, 1994




                                                 Place of
                                               Incorporation                                                             Ownership
         Subsidiary/Partnership                 or Domicile                       Owner                                 Percentage
         ----------------------                ------------                       -----                                 ----------
 Marine Drilling Management Company               Delaware              Marine Drilling Companies, Inc.                    100%

 Marine Drilling International, Inc.              Delaware              Marine Drilling Management Company                 100%

 Keyes Holding Corporation                        Delaware              Marine Drilling Companies, Inc.                    100%
